As filed with the Securities and Exchange Commission on June 30, 2003.

Registration No. 333-42182

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Mylan Laboratories Inc.
 (Exact Name of Issuer as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	25-1211621 (I.R.S. Employer Identification No.)

1500 Corporate Drive Suite 400 Canonsburg, Pennsylvania (Address of principal executive offices)	15317 (Zip Code)

Mylan Profit Sharing 401(k) Plan
Mylan Puerto Rico Profit Sharing Employee Savings Plan
(Full Title of Plan)

Robert J. Coury
Chief Executive Officer
1500 Corporate Drive
Suite 400
Canonsburg, Pennsylvania 15317
(Name and address of agent for service)

(724) 514-1800
(Telephone number, including area code, of agent for service)

Copy to:
Richard E. Wood, Esquire
Kirkpatrick & Lockhart LLP
Henry W. Oliver Building
535 Smithfield Street
Pittsburgh, Pennsylvania 15222

EXPLANATORY NOTE

This Amendment No.1 relates to the Registration Statement on Form S-8 filed by Mylan Laboratories Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on July 25, 2000 (File No. 333-42182) (the “Registration Statement”) relating to the Mylan Profit Sharing 401(k) Plan (the “401(k) Plan”). The Registration Statement is hereby incorporated by reference. This Amendment No. 1 is being filed for purposes of (1) adding to the Registration Statement the legend referred to in Note 1 to Form S-8 of the Commission relating to the registration of an indeterminate number of participation interests for issuance under the 401(k) Plan and (2) adding to the Registration Statement the Mylan Puerto Rico Profit Sharing Employee Savings Plan (the “Puerto Rico Plan”), and the shares of the Registrant’s common stock, par value $.50 per share (“Common Stock”), and plan interests to be offered to participants thereunder.

With this filing, the following plans are covered by the Registration Statement, each with the respective number of shares of Common Stock allocated from the aggregate amount originally registered, as adjusted for the three-for-two stock split effective January 27, 2003:

Plan Name	Post-Split Shares Allocated

Mylan Profit Sharing 401(k) Plan	1,300,000

Mylan Puerto Rico Profit Sharing Employee Savings Plan	200,000

Further, with this filing, the Calculation of Registration Fee table in the Registration Statement is amended to insert a footnote 3 following “Title of Securities to be Registered,” the text of which footnote shall read as follows:

(3)	Pursuant to Rule 416(c), under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers an indeterminate number of interests to be offered or sold pursuant to the Mylan Profit Sharing 401(k) Plan and the Mylan Puerto Rico Profit Sharing Employee Savings Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     Incorporated by reference to the Registration Statement.

Item 4. Description of Securities

     Incorporated by reference to the Registration Statement.

Item 5. Interests of Named Experts and Counsel

     Incorporated by reference to the Registration Statement.

Item 6. Indemnification of Directors and Officers

     Incorporated by reference to the Registration Statement.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

4.1	Form of Mylan Profit Sharing 401(k) Plan.**

4.2	Form of Mylan Puerto Rico Profit Sharing Employee Savings Plan.**

4.3	Amended and Restated Articles of Incorporation of the Registrant, filed as Exhibit 4.2 to the Form S-8 of the Registrant filed with the Commission on December 23, 1997, Registration No. 333-43081, and incorporated herein by reference.

4.4	Bylaws of the Registrant, as amended to date, filed as Exhibit 3.2 to the Annual Report on Form 10-K of the Registrant filed with the Commission on June 25, 2003, and incorporated herein by reference.

5.1	Opinion of Doepken Keevican & Weiss Professional Corporation.*

23.1	Consent of Doepken Keevican & Weiss Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement).*

23.2	Consent of Deloitte & Touche LLP relating to its report regarding Mylan Laboratories Inc.**

24.1	Powers of Attorney (included on signature page of the Registration Statement).*

*	Incorporated by reference to the Registration Statement.

**	Filed herewith.

Item 9. Undertakings

     Incorporated by reference to the Registration Statement.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Canonsburg, Commonwealth of Pennsylvania, on June 30, 2003.

MYLAN LABORATORIES INC.

By: /s/ Robert J. Coury
Robert J. Coury, Vice Chairman of the Board and Chief Executive Officer

     The Plans. Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan Administrator of each of the Mylan Profit Sharing 401(k) Plan and the Mylan Puerto Rico Profit Sharing Employee Savings Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Canonsburg, Commonwealth of Pennsylvania, on June 30, 2003.

/s/ Karen Reuther
Karen Reuther, Plan Administor

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Milan Puskar, Robert J. Coury and Patricia A. Sunseri, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or any substitute or substitutes, lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Milan Puskar*
Milan Puskar	Chairman and Director	June 30, 2003

/s/ Robert S. Coury
Robert J. Coury	Vice Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2003

/s/ Edward J. Borkowski
Edward J. Borkowski	Chief Financial Officer (Principal Financial Officer)	June 30, 2003

/s/ Gary E. Sphar
Gary E. Sphar	V.P.-Corporate Controller (Principal Accounting Officer)	June 30, 2003

Wendy Cameron	Director	June 30, 2003

/s/ Laurence S. DeLynn*
Laurence S. DeLynn	Director	June 30, 2003

SIGNATURE	TITLE	DATE

/s/ John C. Gaisford, M.D.*
John C. Gaisford, M.D.	Director	June 30, 2003

/s/ Douglas J. Leech*
Douglas J. Leech	Director	June 30, 2003

Dr. Joseph C. Maroon	Director	June 30, 2003

/s/ Patricia A. Sunseri
Patricia A. Sunseri	Director	June 30, 2003

/s/ C.B. Todd*
C.B. Todd	Director	June 30, 2003

Dr. R. Vanderveen	Director	June 30, 2003

Stuart A. Williams, Esq.	Director	June 30, 2003

/s/ Patricia A. Sunseri

* By Patricia A. Sunseri, Attorney-in-Fact